Exhibit 3.04
                                  ------------

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                          AVID SPORTSWEAR & GOLF CORP.

      The undersigned, being the President and Secretary of Avid Sportswear & Golf Corp. (the "CORPORATION"), hereby declare that the original Articles of the corporation were filed with the Secretary of State of the State of Nevada on September 19, 1997. Pursuant to the provisions of NRS 78.385-390, the following Articles of Amendment to the Articles of Incorporation of the Corporation were adopted by majority vote of the Shareholders present at a special meeting held on December 28, 2000, which was duly called and at which a quorum was present:

      FOURTH.   The  amount  of  the  total  authorized  capital  stock  of  the corporation shall be One Hundred and Sixty Thousand Dollars ($160,000.00), consisting of One Hundred and Fifty Million (150,000,000) shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share.

      THE UNDERSIGNED, being the President and Secretary of Avid Sportswear & Golf Corp. hereby declare and certify that that the facts herein stated are true and, accordingly, have hereunto set their hands this 29th day of December, 2000.


/s/ Earl T. Ingarfield                     /s/ Jerry L. Busiere
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Earl T. Ingarfield, President              Jerry L. Busiere, Secretary

STATE OF                )
                        ) SS.
COUNTY OF               )

      The foregoing instrument was acknowledged before me this 29th day of December, 2000, by Earl T. Ingarfield and Jerry L. Busiere, as President and Secretary of Avid Sportswear & Golf Corp., a Nevada corporation, on behalf of the corporation, who are personally known to me or have produced _____________ as identification and who did (did not) take an oath.

                                           NOTARY PUBLIC:

                                           /s/ Jan Blanck
                                           -----------------------------------
                                           (Signature of Notary Public)

                                           /s/ Jan Blanck
                                           ------------------------------------
                                           (Printed Name of Notary Public)

                                           STATE OF

                                           (SEAL)